UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
                         SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             HIGH PLAINS GAS, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)

           Nevada                       333-125068               26-3633813
-----------------------------    ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

                 3601 Southern Dr., Gillette, Wyoming     82718
                 ------------------------------------     -----
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (307) 686-5030

                          Northern Explorations, Ltd.
                          ---------------------------
         (Former name and former address, if changed since last report)

                         Copy of all communications to:
                                Cutler Law Group
                           3355 W Alabama, Suite 1150
                               Houston, TX 77098
                            Attn:  M. Richard Cutler
                             Phone:  (713) 888-0040
                           Facsimile:  (800) 836-0714

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box     [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box     [X]

Securities Act registration statement file number to which this form relates:
(if applicable)     333-125068

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                                (Title of Class)

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     High Plains Gas, Inc. (the "Registrant") hereby incorporated by reference the description of its common stock to be registered hereunder in the section captioned "Description of Securities" in the Registrant's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "Commission") on April 15, 2011 (the "10-K").

ITEM  2     EXHIBITS

     High Plains Gas, Inc. hereby incorporates be reference the following exhibits:

3.1 Articles of Incorporation; filed with the Registrant's Registration Statement on Form SB-2, May 19, 2005

3.2 Bylaws; filed with the Registrant's Registration Statement on Form SB-2, May 19, 2005

3.3 Amended Articles of Incorporation - changing name from Northern Explorations, Ltd. to High Plains Gas, Inc.; filed October 6, 2010 on Form 8-K

3.4 Unofficial restated certificate of incorporation of the registrant as amended to date filed (on April 1, 1998) as Exhibit 4.1 to registrant's Registration Statement on Form S-8, File Number 333-49095 and hereby incorporated by reference.

3.5 By-laws of the registrant as amended effective October 14, 2005, filed (on December 12, 2005) as Exhibit 3.2 to registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2005, and hereby incorporated by reference.

3.6 Certificate of Amendment to Articles of Incorporation increasing authorized common stock to 250,000,000 shares and including a class of 20,000,000 shares of Preferred Stock; filed on Form 8-K March 15, 2011

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                              HIGH  PLAINS  GAS,  INC.
                              ------------------------


Date:  April  18,  2011       By:       \s\ Brent Cook
                                        --------------
                              Name:     Brent  Cook
                              Title:    Chief  Executive  Officer